Exhibit 99.1

Proto Labs Reports Record Revenue for the Fourth Quarter

and Full Year 2015

Quarterly Revenue Up 32% Year over Year to $73.8 Million

Full Year 2015 Revenue Up 26% over 2014 to $264.1 Million

MAPLE PLAIN, Minn. – February 4, 2016 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the fourth quarter and full year ended December 31, 2015.

Fourth Quarter 2015 Highlights include:

●

Revenue for the fourth quarter of 2015 increased to a record $73.8 million, 32 percent above revenue of $56.1 million in the fourth quarter of 2014. Excluding the $5.1 million revenue contribution from Alphaform, the German company acquired in the fourth quarter of 2015, legacy revenue totaled $68.7 million, an increase of 22.5 percent compared with the prior year’s fourth quarter. Excluding the negative impact on revenue from foreign currency exchange rates (“constant currency”), legacy revenue was up 25 percent versus the prior year.

●

Revenue from 3D printing totaled $9.1 million. Excluding the Alphaform 3D printing revenue of $2.5 million, legacy 3D printing revenue was $6.6 million, an increase of 69 percent from the fourth quarter of 2014.

●	Revenue growth was driven by a 21 percent increase in the number of unique product developers and engineers served to 12,414 from 10,231 in the fourth quarter of 2014.

●

Net income for the fourth quarter of 2015 was $12.0 million, or $0.45 per diluted share. Non-GAAP net income, excluding the after-tax expense of stock compensation, transaction costs and a bargain purchase gain related to the Alphaform acquisition, amortization of intangibles and unrealized foreign currency gains, was $13.4 million, or $0.50 per diluted share. See “Non-GAAP Financial Measures” below.

“In 2015, Proto Labs’ differentiated, technology-enabled digital manufacturing model helped more and more product developers rapidly take their ideas from concept to low volume production, saving R&D expense and getting their products to market faster. The fourth quarter was a strong ending to a very good year for Proto Labs with excellent growth across all our geographies and business lines,” said Vicki Holt, President and Chief Executive Officer. “On a constant currency basis, revenue in North America increased 22 percent; Europe, excluding Alphaform, grew 35 percent and Japan was up 54 percent. This strength was the result of solid execution of our marketing and sales strategy, our digital manufacturing model, which allows us to consistently deliver high quality parts, our outstanding manufacturing team members who continue to successfully scale our operations, and finally, continued strong customer demand for all our service offerings. During the quarter, on a consolidated basis, revenue from injection molding grew 23 percent, setting another quarterly record and revenue from CNC machining increased 19 percent. We were especially pleased with the growth of revenue from our legacy 3D printing, up 69 percent. This was a solid demonstration of the success of our cross-selling efforts.

“We acquired Alphaform during the quarter to accelerate our launch of 3D printing in Europe. Our new Proto Labs team members who joined us from Alphaform are partnering closely with our European and global team on the integration of that business into Proto Labs’ business model and we are on schedule. During the quarter, we completed training of the combined sales force on the full suite of our service offerings and we completed implementation of a manual order interface that will now allow customers to place orders over the Proto Labs’ website. The response to our outreach to Alphaform customers and new customers in Europe has been extremely positive and we are confident in the enhanced market opportunity that this acquisition has provided.”

Additional Fourth Quarter Highlights include:

●

Gross margin was 56.0 percent of revenue for the fourth quarter compared with 59.4 percent for the third quarter of 2015 and 59.9 percent during the fourth quarter last year. The decrease from both periods was primarily due to the 260 basis point impact of the Alphaform acquisition. Other drivers included additional investments in capacity and foreign currency exchange rates.

●

GAAP operating margin was 22.4 percent of revenue during the fourth quarter of 2015 compared to 26.2 percent for the fourth quarter of 2014. On a non-GAAP basis, operating margins were 25.3 percent. See “Non-GAAP Financial Measures” below.

●	Cash generated from operations during the fourth quarter totaled $17.3 million.

Full Year 2015 Highlights include:

●

Revenue increased 26 percent to $264.1 million compared with $209.6 million in 2014. Excluding the $5.1 million revenue contribution from Alphaform, legacy revenue totaled $259.0 million, an increase of 23.6 percent compared to 2014. On a constant currency basis, 2015 legacy revenue grew 27.2 percent and 29.6 percent including Alphaform.

●

Net income for 2015 increased to $46.5 million, or $1.77 per diluted share compared with $41.6 million, or $1.60 per diluted share in 2014. Non-GAAP net income, excluding the after-tax expense of stock compensation, transaction costs and a bargain purchase gain related to the Alphaform acquisition, amortization of intangibles and unrealized foreign currency gains, was $51.9 million, or $1.97 per diluted share. See “Non-GAAP Financial Measures” below.

●	Cash generated from operations during the year totaled $58.6 million. Cash, cash equivalents and investments were $145.6 million at December 31, 2015 compared with $128.4 million at December 31, 2014.

“Our accomplishments in 2015 have positioned us well for continued, sustainable growth and profitability. In 2016, we will focus on executing our strategy to reliably and quickly deliver quality custom parts to an increasing number of product developers. We will complete the integration of Alphaform into Proto Labs’ operations so that our European customers can purchase 3D-printed parts from all three of our technologies with the same reliability, quality and speed that the company is known for. We are continually refining our marketing and sales based on the successes we have seen over the past year. We will make further investments in R&D in 2016 and anticipate the launch of at least one significant new product offering within our injection molding service during the year. And we will pursue our ongoing efforts to ensure the most efficient, cost-effective manufacturing of high-quality parts. Proto Labs enjoys a very large market opportunity worldwide and demand for all our services remains strong. We have a clear strategy to capitalize on the unique value we deliver to customers, which will result in sustainable revenue and profit growth and allow us to continue to meet our commitments to all our stakeholders,” concluded Ms. Holt.

Non-GAAP Financial Measures

The company has included non-GAAP adjusted revenue growth that excludes the impact of changes in foreign currency exchange rates and legacy revenue excluding the revenue contribution from Alphaform from total revenues in this press release to provide investors with additional information regarding the company’s financial results. Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has also included non-GAAP net income, adjusted for stock-based compensation expense, transaction expenses and a bargain purchase gain related to the acquisition of Alphaform, amortization expense, and unrealized foreign currency activity (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has also included a reconciliation of non-GAAP condensed consolidated statement of operations to GAAP condensed consolidated statement of operations. The non-GAAP condensed consolidated statement of operations provides non-GAAP operating income and non-GAAP net income, which are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP operating income and non-GAAP net income provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its fourth quarter and full year 2015 financial results today, February 4, 2016 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150. Outside the U.S. please dial 201-689-8354. No participant code is required. A simultaneous webcast of the call will be available via the investor relations section of the Proto Labs website and the following link: http://edge.media-server.com/m/p/gv3m2epe. A replay will be available for 14 days following the call on the investor relations section of Proto Labs’ website.

About Proto Labs, Inc.

Proto Labs is the world’s fastest digital manufacturing source for custom prototypes and low-volume production parts. The technology-enabled company uses advanced 3D printing, CNC machining and injection molding technologies to produce parts within days. The result is an unprecedented speed-to-market value for product designers and engineers worldwide. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

John Way, 763-479-7726

john.way@protolabs.com

Jenifer Kirtland, 408-656-9496

jkirtland@evcgroup.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$47,653	$43,329
Short-term marketable securities	33,201	30,706
Accounts receivable, net	36,125	24,226
Inventory	9,771	6,194
Income taxes receivable	6,028	-
Other current assets	5,224	3,889
Total current assets	138,002	108,344

Property and equipment, net	125,475	91,626
Long-term marketable securities	64,789	54,318
Goodwill	28,916	28,916
Other intangible assets, net	3,337	4,083
Other long-term assets	517	227
Total assets	$361,036	$287,514

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$13,643	$7,882
Accrued compensation	9,993	6,067
Accrued liabilities and other	2,626	2,718
Income taxes payable	-	1,953
Current portion of long-term debt obligations	-	139
Total current liabilities	26,262	18,759

Long-term deferred tax liabilities	4,240	1,846
Long-term debt obligations	-	10
Other long-term liabilities	2,889	1,360

Shareholders' equity	327,645	265,539
Total liabilities and shareholders' equity	$361,036	$287,514

Proto Labs, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue
Injection Molding (Protomold)	$43,865	$35,678	$163,387	$140,282
CNC Machining (Firstcut)	19,581	16,507	74,368	59,914
3D Printing (Fineline)	9,094	3,884	25,132	9,387
Other	1,219	-	1,219	-
Total revenue	73,759	56,069	264,106	209,583

Cost of revenue	32,485	22,457	109,703	81,182
Gross profit	41,274	33,612	154,403	128,401

Operating expenses
Marketing and sales	10,805	8,115	39,188	29,144
Research and development	4,879	4,682	18,350	16,607
General and administrative	9,033	6,152	29,716	22,122
Total operating expenses	24,717	18,949	87,254	67,873
Income from operations	16,557	14,663	67,149	60,528
Other income, net	612	22	712	3
Income before income taxes	17,169	14,685	67,861	60,531
Provision for income taxes	5,176	4,492	21,347	18,896
Net income	$11,993	$10,193	$46,514	$41,635

Net income per share:
Basic	$0.46	$0.39	$1.79	$1.62
Diluted	$0.45	$0.39	$1.77	$1.60

Shares used to compute net income per share:
Basic	26,164,340	25,815,973	26,005,858	25,692,699
Diluted	26,465,043	26,152,891	26,320,284	26,100,320

Proto Labs, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 31,
	2015	2014
Operating activities
Net income	$46,514	$41,635
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,126	11,138
Stock-based compensation expense	6,082	4,809
Deferred taxes	2,837	(1,875)
Excess tax benefit from stock-based compensation	(5,539)	(4,470)
Amortization of held-to-maturity securities	1,234	1,517
Gain on acquisition	(344)	-
Changes in operating assets and liabilities	(6,353)	4,456
Net cash provided by operating activities	58,557	57,210

Investing activities
Purchases of property and equipment	(44,362)	(43,507)
Acquisitions, net of cash acquired	(5,032)	(33,864)
Purchases of marketable securities	(66,393)	(60,186)
Proceeds from sales and maturities of marketable securities	52,193	74,058
Net cash used in investing activities	(63,594)	(63,499)

Financing activities
Payments on debt	(152)	(1,054)
Acquisition-related contingent consideration	(1,400)	(1,200)
Proceeds from exercises of stock options and other	6,251	4,820
Excess tax benefit from stock-based compensation	5,539	4,470
Net cash provided by financing activities	10,238	7,036
Effect of exchange rate changes on cash and cash equivalents	(877)	(457)
Net increase in cash and cash equivalents	4,324	290
Cash and cash equivalents, beginning of period	43,329	43,039
Cash and cash equivalents, end of period	$47,653	$43,329

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2015			December 31, 2014
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue
Injection Molding (Protomold)	$43,865	$-	$43,865	$35,678	$-	$35,678
CNC Machining (Firstcut)	19,581	-	19,581	16,507	-	16,507
3D Printing (Fineline)	9,094	-	9,094	3,884	-	3,884
Other	1,219	-	1,219	-	-	-
Total revenue	73,759	-	73,759	56,069	-	56,069

Cost of revenue	32,485	(135)	32,350	22,457	(104)	22,353
Gross profit	41,274	135	41,409	33,612	104	33,716

Operating expenses
Marketing and sales	10,805	(279)	10,526	8,115	(242)	7,873
Research and development	4,879	(318)	4,561	4,682	(278)	4,404
General and administrative	9,033	(1,364)	7,669	6,152	(810)	5,342
Total operating expenses	24,717	(1,961)	22,756	18,949	(1,330)	17,619
Income from operations	16,557	2,096	18,653	14,663	1,434	16,097
Other income (expense), net	612	(301)	311	22	44	66
Income before income taxes	17,169	1,795	18,964	14,685	1,478	16,163
Provision for income taxes	5,176	417	5,593	4,492	474	4,966
Net income	$11,993	$1,378	$13,371	$10,193	$1,004	$11,197

Net income per share:
Basic	$0.46	$0.05	$0.51	$0.39	$0.04	$0.43
Diluted	$0.45	$0.05	$0.50	$0.39	$0.04	$0.43

Shares used to compute net income per share:
Basic	26,164,340	26,164,340	26,164,340	25,815,973	25,815,973	25,815,973
Diluted	26,465,043	26,465,043	26,465,043	26,152,891	26,152,891	26,152,891

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Year Ended			Year Ended
	December 31, 2015			December 31, 2014
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue
Injection Molding (Protomold)	$163,387	$-	$163,387	$140,282	$-	$140,282
CNC Machining (Firstcut)	74,368	-	74,368	59,914	-	59,914
3D Printing (Fineline)	25,132	-	25,132	9,387	-	9,387
Other	1,219	-	1,219	-	-	-
Total revenue	264,106	-	264,106	209,583	-	209,583

Cost of revenue	109,703	(513)	109,190	81,182	(386)	80,796
Gross profit	154,403	513	154,916	128,401	386	128,787

Operating expenses
Marketing and sales	39,188	(1,074)	38,114	29,144	(927)	28,217
Research and development	18,350	(1,285)	17,065	16,607	(1,048)	15,559
General and administrative	29,716	(4,871)	24,845	22,122	(2,944)	19,178
Total operating expenses	87,254	(7,230)	80,024	67,873	(4,919)	62,954
Income from operations	67,149	7,743	74,892	60,528	5,305	65,833
Other income (expense), net	712	(90)	622	3	275	278
Income before income taxes	67,861	7,653	75,514	60,531	5,580	66,111
Provision for income taxes	21,347	2,240	23,587	18,896	1,758	20,654
Net income	$46,514	$5,413	$51,927	$41,635	$3,822	$45,457

Net income per share:
Basic	$1.79	$0.21	$2.00	$1.62	$0.15	$1.77
Diluted	$1.77	$0.21	$1.97	$1.60	$0.15	$1.74

Shares used to compute net income per share:
Basic	26,005,858	26,005,858	26,005,858	25,692,699	25,692,699	25,692,699
Diluted	26,320,284	26,320,284	26,320,284	26,100,320	26,100,320	26,100,320

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Net Income per Share

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized loss on foreign currency, gain on acquisition and acquisition costs:
GAAP net income	$11,993	$10,193	$46,514	$41,635
Add back:
Stock-based compensation expense	1,567	1,248	6,082	4,809
Amortization expense	186	186	746	496
Unrealized loss on foreign currency	43	44	254	275
Acquisition costs	343	-	915	-
Gain on acquisition	(344)	-	(344)	-
Total adjustments	1,795	1,478	7,653	5,580
Income tax benefits on adjustments	(417)	(474)	(2,240)	(1,758)
Non-GAAP net income	$13,371	$11,197	$51,927	$45,457

Non-GAAP net income per share:
Basic	$0.51	$0.43	$2.00	$1.77
Diluted	$0.50	$0.43	$1.97	$1.74

Shares used to compute non-GAAP net income per share:
Basic	26,164,340	25,815,973	26,005,858	25,692,699
Diluted	26,465,043	26,152,891	26,320,284	26,100,320

Proto Labs, Inc.

Comparison of GAAP to Non-GAAP Revenue Growth

(In thousands)

(Unaudited)

	Three Months Ended December 31,		%	% Change Constant	Year Ended December 31,		%	% Change Constant
	2015	2014	Change	Currencies[1]	2015	2014	Change	Currencies[1]
Revenues
United States	$53,911	$44,336	21.6%	21.6%	$208,017	$165,117	26.0%	26.0%
Europe	17,271	9,967	73.3%	87.9%	47,433	37,490	26.5%	44.5%
Japan	2,577	1,766	45.9%	54.1%	8,656	6,976	24.1%	41.3%
Total Revenue	$73,759	$56,069	31.6%	34.0%	$264,106	$209,583	26.0%	29.6%

 1 Revenue growth for the three months and year ended December 31, 2015 has been recalculated using 2014 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

	Three Months Ended December 31,		%	% Change Constant	Year Ended December 31,		%	% Change Constant
	2015	2014	Change[2]	Currencies[2]	2015	2014	Change[2]	Currencies[2]
Revenues
United States	$53,911	$44,336	21.6%	21.6%	$208,017	$165,117	26.0%	26.0%
Europe	12,190	9,967	22.3%	34.7%	42,352	37,490	13.0%	29.7%
Japan	2,577	1,766	45.9%	54.1%	8,656	6,976	24.1%	41.3%
Total Revenue	$68,678	$56,069	22.5%	25.0%	$259,025	$209,583	23.6%	27.2%

 2 Revenue growth for the three months and year ended December 31, 2015 has been recalculated to exclude revenue earned from our acquisition of Alphaform, and using 2014 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

Proto Labs, Inc.

Revenue by Geography - Based on Shipping Location

(In thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues
Domestic
United States	$49,709	$42,223	$194,065	$156,033
International
Europe	17,271	9,967	47,433	37,490
Japan	2,577	1,766	8,656	6,976
United States	4,202	2,113	13,952	9,084
Total international	24,050	13,846	70,041	53,550
Total revenue	$73,759	$56,069	$264,106	$209,583

Proto Labs, Inc.

Product Developer Information

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Unique product developers and engineers served	12,414	10,231	27,235	21,552

Note: the data above does not include product developers and engineers who purchased products attributable to our acquisition of Alphaform during the periods presented